Allegion (NYSE: ALLE) Reports Q2-2026 Financial Results
Low-Double Digit Revenue Growth, High-Teens EPS Growth;
Raising Full-Year 2026 Outlook

Quarterly Financial Highlights
(All comparisons are year-over-year, unless otherwise noted)
•Net earnings per share (EPS) of $2.15, up 16.2% compared with $1.85; Adjusted EPS of $2.40, up 17.6% compared with $2.04
•Revenues of $1,151.5 million, up 12.7% on a reported basis and up 6.9% on an organic basis
•Operating margin of 22.1%, compared with 21.5%; Adjusted operating margin of 24.2%, compared with 23.7%

DUBLIN (July 23, 2026) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its second quarter (ended June 30, 2026).

“Allegion delivered a strong quarter driven by organic growth and margin expansion in the Americas,” Allegion President and CEO John H. Stone said. “As a result, we are raising our company’s full-year outlook for revenue and adjusted EPS.”

“Entering the second half of 2026, we see continued strength in our Americas non-residential business and positive momentum in demand indicators there. With demand weaker in some European markets, our Allegion International team is focused on execution and cost discipline.”

Q2 2026 Company Results
(All comparisons are year-over-year, unless otherwise noted)
Allegion reported second-quarter 2026 net revenues of $1,151.5 million and net earnings of $184.6 million, or $2.15 per share. Adjusted net earnings were $206.0 million, or $2.40 per share, up 17.6%. (Details of the adjustments are included in the footnotes of the tables in this press release.)

Second-quarter 2026 net revenues increased 12.7%. On an organic basis, which excludes impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 6.9%, led by the Americas region. The organic revenue increase was driven by volume growth and price realization. Reported revenue reflects a 5.1% net positive impact from acquisitions and divestitures, as well as a 0.7% tailwind from foreign currency.

Second-quarter 2026 operating income was $254.7 million, an increase of $35.0 million or 15.9%. Adjusted operating income in second-quarter 2026 was $278.8 million, an increase of $36.9 million or 15.3%.

Second-quarter 2026 operating margin was 22.1%, compared with 21.5%. The adjusted operating margin in second-quarter 2026 was 24.2%, compared with 23.7%. The adjusted operating margin increase is attributable to favorable volume leverage as well as price and productivity net of inflation and investment (PPII), inclusive of transactional foreign currency, which was positive on a dollar basis and a tailwind to margin rate.

Q2 2026 Segment Results
(All comparisons are year-over-year, unless otherwise noted)
The Americas segment revenues were up 11.8% (up 8.9% on an organic basis). The non-residential and residential businesses were both up high-single digits organically, driven by volume growth and price realization. The reported revenue reflects a 2.9% positive impact from acquisitions. Adjusted operating margin in the region increased 20 basis points to 30.1%. The adjusted operating margin increase is attributable to favorable volume leverage as well as PPII, inclusive of transactional foreign currency headwinds, which was positive on a dollar basis and a 10-basis point tailwind to margin rate. Acquisitions were a 40-basis point headwind to margin rate.

The International segment revenues were up 16.2% (down 1.2% on an organic basis). The organic revenue decrease was primarily driven by weaker demand in our core European markets. Reported revenue reflects a 14.3% net positive impact from acquisitions and divestitures and a 3.1% tailwind from foreign currency. Adjusted operating margin in the region decreased 70 basis points to 12.4%, driven by volume declines and a PPII headwind, offset by favorable impacts from acquisitions. Margin rate increased 440 basis points sequentially as the company worked to improve production rates following the ERP disruption experienced in first-quarter 2026.

Additional Items
(All comparisons are year-over-year, unless otherwise noted)
Interest expense for second-quarter 2026 was $24.8 million, an increase of $0.2 million.

Other expense, net for second-quarter 2026 was $2.0 million, compared to other income, net of $5.3 million. Other expense, net for second-quarter 2026 includes a $3.7 million non-cash pension settlement charge, which is excluded from adjusted EPS.

The company’s effective tax rate for second-quarter 2026 was 19.0%, compared with 20.3%. The company’s adjusted effective tax rate for second-quarter 2026 was 19.7%, compared with 20.7%.

Cash Flow and Liquidity
Year-to-date available cash flow for 2026 was $260.8 million, a decrease of $14.6 million versus the prior-year period. The decline in year-to-date available cash flow was primarily driven by higher receivables due to the timing of revenue, which was stronger in the latter part of the second quarter. The company ended second-quarter 2026 with cash and cash equivalents of $320.6 million and total debt of $2,031.1 million.

Share Repurchase and Dividends
In the second quarter of 2026, the company repurchased approximately 0.9 million shares for approximately $120 million and paid quarterly dividends of $0.55 per ordinary share or approximately $47 million.

2026 Full-Year Outlook
(All comparisons are year-over-year, unless otherwise noted)
The company is raising its full-year 2026 reported revenue growth outlook to a range of 7.5% to 8.5% and is raising its organic growth outlook to a range of 3.5% to 4.5%, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company is raising the outlook for full-year 2026 adjusted EPS to be in the range of $8.85 to $9.00. The company is updating the outlook for full-year 2026 reported EPS and expects it to be in the range of $7.95 to $8.10. Adjustments to 2026 EPS include estimated impacts of approximately $0.60 per share for acquisition-related amortization, as well as $0.20 per share for restructuring and $0.10 for M&A and other adjustments.

The outlook does not include the impact of potential IEEPA tariff refunds.

The outlook continues to assume a full-year adjusted effective tax rate of approximately 18% to 19%.

The outlook assumes an average diluted share count for the full year of approximately 85.9 million shares.

The company continues to expect full-year available cash flow to be 85% to 95% of adjusted net income.

Conference Call Information
On Thursday, July 23, 2026, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through https://investor.allegion.com.

###

About Allegion
At Allegion (NYSE: ALLE), we design and manufacture innovative security and access solutions that help keep people safe where they live, learn, work and connect. We’re pioneering safety with our strong legacy of leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Our comprehensive portfolio of hardware, software and electronic solutions is sold around the world and spans residential and commercial locks, door closer and exit devices, steel doors and frames, access control and workforce productivity systems. Allegion had $4.1 billion in revenue in 2025. For more, visit www.allegion.com.

Non-GAAP Measures
This news release and accompanying earnings release materials include adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per ordinary share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The Quarterly Financial Highlights, Full-Year Financial Highlights and 2026 Full-Year Outlook Highlights contain non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the heading “2026 Full-Year Outlook” and statements regarding the company's 2026 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “projected,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “scheduled,” “targets,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission (SEC) from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are made only as of the date hereof and are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts:
Jobi Coyle – Director, Investor Relations
317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Net revenues	$1,151.5	$1,022.0	$2,185.1	$1,963.9
Cost of goods sold	634.0	555.5	1,213.1	1,074.9
Gross profit	517.5	466.5	972.0	889.0

Selling and administrative expenses	262.8	246.8	522.0	472.9
Operating income	254.7	219.7	450.0	416.1

Interest expense	24.8	24.6	49.0	49.3
Other expense (income), net	2.0	(5.3)	1.6	(8.8)
Earnings before income taxes	227.9	200.4	399.4	375.6

Provision for income taxes	43.3	40.7	76.7	67.7
Net earnings	$184.6	$159.7	$322.7	$307.9

Basic earnings per ordinary share	$2.15	$1.86	$3.76	$3.57

Diluted earnings per ordinary share	$2.15	$1.85	$3.74	$3.56

Shares outstanding - basic	85.7	86.0	85.9	86.2
Shares outstanding - diluted	86.0	86.4	86.3	86.6

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$320.6	$356.2
Accounts and notes receivables, net	559.7	437.7
Inventories	541.9	519.0
Other current assets	77.8	78.9
Total current assets	1,500.0	1,391.8
Property, plant and equipment, net	451.8	444.6
Goodwill	1,925.6	1,912.4
Intangible assets, net	816.2	826.0
Other noncurrent assets	667.2	648.9
Total assets	$5,360.8	$5,223.7

LIABILITIES AND EQUITY
Accounts payable	$278.7	$244.8
Accrued expenses and other current liabilities	498.4	510.4
Short-term borrowings and current maturities of long-term debt	0.2	0.2
Total current liabilities	777.3	755.4
Long-term debt	2,030.9	1,979.9
Other noncurrent liabilities	434.0	420.8
Equity	2,118.6	2,067.6
Total liabilities and equity	$5,360.8	$5,223.7

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Six months ended June 30,
	2026	2025
Operating Activities
Net earnings	$322.7	$307.9
Depreciation and amortization	71.3	61.9
Changes in assets and liabilities and other non-cash items	(94.3)	(55.6)
Net cash provided by operating activities	299.7	314.2

Investing Activities
Capital expenditures	(38.9)	(38.8)
Acquisition of businesses, net of cash acquired	(75.5)	(47.4)
Other investing activities, net	1.2	3.6
Net cash used in investing activities	(113.2)	(82.6)

Financing Activities
Net debt proceeds	50.0	66.6
Dividends paid to ordinary shareholders	(94.0)	(87.8)
Repurchase of ordinary shares	(160.6)	(80.0)
Other financing activities, net	(13.3)	2.0
Net cash used in financing activities	(217.9)	(99.2)

Effect of exchange rate changes on cash and cash equivalents	(4.2)	20.6
Net (decrease) increase in cash and cash equivalents	(35.6)	153.0
Cash and cash equivalents - beginning of period	356.2	503.8
Cash and cash equivalents - end of period	$320.6	$656.8

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net revenues
Allegion Americas	$918.6	$821.5	$1,728.5	$1,579.3
Allegion International	232.9	200.5	456.6	384.6
Total net revenues	$1,151.5	$1,022.0	$2,185.1	$1,963.9

Operating income (loss)
Allegion Americas	$266.8	$236.6	$481.9	$448.0
Allegion International	14.8	15.7	23.1	27.4
Corporate unallocated	(26.9)	(32.6)	(55.0)	(59.3)
Total operating income	$254.7	$219.7	$450.0	$416.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, earnings before income taxes, effective income tax rate, net earnings and diluted earnings per ordinary share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, earnings before income taxes, effective tax rate, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments, non-operating investment gains or losses, and non-cash pension settlement charges;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of acquisitions, divestitures and currency effects; and
•ACF is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended June 30, 2026				Three months ended June 30, 2025
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,151.5	$—		$1,151.5	$1,022.0	$—		$1,022.0

Operating income	254.7	24.1	(1)	278.8	219.7	22.2	(1)	241.9
Operating margin	22.1%			24.2%	21.5%			23.7%

Earnings before income taxes	227.9	28.6	(2)	256.5	200.4	22.2	(2)	222.6
Provision for income taxes	43.3	7.2	(3)	50.5	40.7	5.3	(3)	46.0
Effective income tax rate	19.0%			19.7%	20.3%			20.7%
Net earnings	$184.6	$21.4		$206.0	$159.7	$16.9		$176.6

Diluted earnings per ordinary share:	$2.15	$0.25		$2.40	$1.85	$0.19		$2.04

(1)Adjustments to operating income for the three months ended June 30, 2026, consist of $6.9 million of restructuring charges and acquisition and integration expenses and $17.2 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended June 30, 2025, consist of $7.5 million of restructuring charges and acquisition and integration expenses, and $14.7 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended June 30, 2026, consist of the adjustments to operating income discussed above, as well as a $0.8 million impairment on a non-operating investment and a $3.7 million non-cash pension settlement charge. Adjustments to earnings before income taxes for the three months ended June 30, 2025, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended June 30, 2026 and 2025, consist of $7.2 million and $5.3 million, respectively of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2026				Six months ended June 30, 2025
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,185.1	$—		$2,185.1	$1,963.9	$—		$1,963.9

Operating income	450.0	47.7	(1)	497.7	416.1	39.2	(1)	455.3
Operating margin	20.6%			22.8%	21.2%			23.2%

Earnings before income taxes	399.4	52.3	(2)	451.7	375.6	39.2	(2)	414.8
Provision for income taxes	76.7	13.0	(3)	89.7	67.7	9.3	(3)	77.0
Effective income tax rate	19.2%			19.9%	18.0%			18.6%
Net earnings	322.7	39.3		362.0	307.9	29.9		337.8

Diluted earnings per ordinary share:	$3.74	$0.45		$4.19	$3.56	$0.34		$3.90

(1)Adjustments to operating income for the six months ended June 30, 2026, consist of $13.5 million of restructuring charges and acquisition and integration expenses and $34.2 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the six months ended June 30, 2025, consist of $9.6 million of restructuring charges and acquisition and integration expenses and $29.6 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the six months ended June 30, 2026, consist of the adjustments to operating income discussed above, as well as a $0.8 million impairment on a non-operating investment, $3.7 million non-cash pension settlement charge, and a $0.1 million adjustment to a previously recorded loss on divestiture. Adjustments to operating income for the six months ended June 30, 2025, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the six months ended June 30, 2026 and 2025, consist of $13.0 million and $9.3 million, respectively of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended June 30, 2026		Three months ended June 30, 2025
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$918.6		$821.5

Operating income (GAAP)	$266.8	29.0%	$236.6	28.8%
Restructuring charges	0.5	0.1%	—	—%
Acquisition and integration costs	0.6	0.1%	0.4	—%
Amortization of acquired intangible assets	8.5	0.9%	8.6	1.1%
Adjusted operating income	276.4	30.1%	245.6	29.9%
Depreciation and amortization of nonacquired intangible assets	12.0	1.3%	11.3	1.4%
Adjusted EBITDA	$288.4	31.4%	$256.9	31.3%

Allegion International
Net revenues (GAAP)	$232.9		$200.5

Operating income (GAAP)	$14.8	6.4%	$15.7	7.8%
Restructuring charges	5.0	2.1%	0.4	0.2%
Acquisition and integration costs	0.3	0.1%	4.0	2.0%
Amortization of acquired intangible assets	8.7	3.8%	6.1	3.1%
Adjusted operating income	28.8	12.4%	26.2	13.1%

Depreciation and amortization of nonacquired intangible assets	5.7	2.4%	4.7	2.3%
Adjusted EBITDA	$34.5	14.8%	$30.9	15.4%

Corporate
Operating loss (GAAP)	$(26.9)		$(32.6)
Acquisition and integration costs	0.5		2.7
Adjusted operating loss	(26.4)		(29.9)
Depreciation and amortization of nonacquired intangible assets	0.2		0.2
Adjusted EBITDA	$(26.2)		$(29.7)

Total
Net revenues	$1,151.5		$1,022.0

Adjusted operating income	$278.8	24.2%	$241.9	23.7%
Depreciation and amortization of nonacquired intangible assets	17.9	1.6%	16.2	1.6%
Adjusted EBITDA	$296.7	25.8%	$258.1	25.3%

	Six months ended June 30, 2026		Six months ended June 30, 2025
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$1,728.5		$1,579.3

Operating income (GAAP)	$481.9	27.9%	$448.0	28.4%
Restructuring charges	4.3	0.2%	0.1	—%
Acquisition and integration costs	0.9	0.1%	1.1	0.1%
Amortization of acquired intangible assets	16.6	0.9%	17.3	1.1%
Adjusted operating income	503.7	29.1%	466.5	29.5%
Depreciation and amortization of nonacquired intangible assets	24.2	1.4%	21.5	1.4%
Adjusted EBITDA	$527.9	30.5%	$488.0	30.9%

Allegion International
Net revenues (GAAP)	$456.6		$384.6

Operating income (GAAP)	$23.1	5.0%	$27.4	7.1%
Restructuring charges	5.6	1.2%	1.0	0.3%
Acquisition and integration costs	0.4	0.1%	4.2	1.1%
Amortization of acquired intangible assets	17.6	3.9%	12.3	3.2%
Adjusted operating income	46.7	10.2%	44.9	11.7%
Depreciation and amortization of nonacquired intangible assets	11.2	2.5%	8.9	2.3%
Adjusted EBITDA	$57.9	12.7%	$53.8	14.0%

Corporate
Operating loss (GAAP)	$(55.0)		$(59.3)
Acquisition and integration costs	2.3		3.2
Adjusted operating loss	(52.7)		(56.1)
Depreciation and amortization of nonacquired intangible assets	0.4		0.4
Adjusted EBITDA	$(52.3)		$(55.7)

Total
Net revenues	$2,185.1		$1,963.9

Adjusted operating income	$497.7	22.8%	$455.3	23.2%
Depreciation and amortization of nonacquired intangible assets	35.8	1.6%	30.8	1.6%
Adjusted EBITDA	$533.5	24.4%	$486.1	24.8%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Six months ended June 30,
	2026	2025
Net cash provided by operating activities	$299.7	$314.2
Capital expenditures	(38.9)	(38.8)
Available cash flow	$260.8	$275.4

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net earnings (GAAP)	$184.6	$159.7	$322.7	$307.9
Provision for income taxes	43.3	40.7	76.7	67.7
Interest expense	24.8	24.6	49.0	49.3
Amortization of acquired intangible assets	17.2	14.7	34.2	29.6
Depreciation and amortization of nonacquired intangible assets	17.9	16.2	35.8	30.8
EBITDA	287.8	255.9	518.4	485.3

Other expense (income), net	2.0	(5.3)	1.6	(8.8)
Acquisition and integration costs and restructuring charges	6.9	7.5	13.5	9.6
Adjusted EBITDA	$296.7	$258.1	$533.5	$486.1

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Allegion Americas
Revenue growth (GAAP)	11.8%	6.6%	9.4%	6.7%
Acquisitions	(2.9)%	(2.1)%	(2.5)%	(2.2)%
Currency translation effects	—%	—%	(0.1)%	0.2%
Organic growth (non-GAAP)	8.9%	4.5%	6.8%	4.7%

Allegion International
Revenue growth (GAAP)	16.2%	2.9%	18.7%	1.3%
Acquisitions / divestitures	(14.3)%	(1.1)%	(15.1)%	(1.4)%
Currency translation effects	(3.1)%	(4.0)%	(6.8)%	(0.6)%
Organic growth (non-GAAP)	(1.2)%	(2.2)%	(3.2)%	(0.7)%

Total
Revenue growth (GAAP)	12.7%	5.8%	11.3%	5.6%
Acquisitions / divestitures	(5.1)%	(1.9)%	(5.0)%	(2.1)%
Currency translation effects	(0.7)%	(0.7)%	(1.5)%	0.1%
Organic growth (non-GAAP)	6.9%	3.2%	4.8%	3.6%